SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8 (POST -EFFECTIVE AMENDMENT NO. 2)

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

COMMTOUCH SOFTWARE LTD.

(Exact name of registrant as specified in Its Charter)

Israel	Not Applicable

(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

1A Hazoran Street Poleg Industrial Park, P.O. Box 8511 Netanya 42504, Israel	N/A

( Address of Principal Executive Offices)	(Zip Code)

WINGRA TECHNOLOGIES, LLC 1998 UNIT OPTION PLAN

(Full title of the Plan)

Devyani Patel
Vice President Finance
Commtouch Software Ltd.
c/o Commtouch Inc.

1300 Crittenden Lane, Ste. 103

Mountain View, California 94043

(Name and Address of Agent for Service)

(650) 864-2000

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Gary Davis General Counsel & Secretary Commtouch Inc. 1300 Crittenden Lane, Suite 103 Mountain View, CA 94043 Tel: (650) 864-2000 Fax: (650) 864-2006	Aaron M. Lampert Naschitz, Brandes & Co. 5 Tuval Street Tel Aviv 67897 Israel Tel: 972-3-623-5000 Fax: 972-3-623-5005	Nathaniel M. Cartmell III Pillsbury Winthrop Shaw Pittman LLP P.O. Box 7880 San Francisco, California 94120 (415) 983-1000

DEREGESTRATION OF UNSOLD SECURITIES

Pursuant to the undertakings of Registrant under Registration No. 333-65532 (filed July 20, 2001), Registrant hereby removes from registration the Ordinary Shares previously registered in connection with the Wingra Technogies, LLC 1998 Unit Option Plan and which remained unsold when the Company ceased its sponsorship of the plan following its sale of Wingra in 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S 8 and has duly caused this post-effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on May 31, 2006.

COMMTOUCH SOFTWARE LTD.

By:	/s/ Devyani Patel

Devyani Patel
Vice President, Finance

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to registration statements has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gideon Mantel	Chief Executive Officer and Director (Principal Executive Officer)	May 31, 2006

Gideon Mantel

/s/ Devyani Patel	Vice President, Finance (Principal Financial and Accounting Officer)	May 31, 2006

Devyani Patel

/s/ Ian Bonner	Executive Chairman of the Board	May 30, 2006

Ian Bonner

/s/ Amir Lev	Director	May 28, 2006

Amir Lev

/s/ Ofer Segev	Director	May 19, 2006

Ofer Segev

/s/ Nahum Sharfman	Director	May 19, 2006

Nahum Sharfman

/s/ Lloyd E. Shefsky	Director	May 23, 2006

Lloyd E. Shefsky

/s/ Devyani Patel	Authorized U.S. Representative	May 31, 2006

Devyani Patel